UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10680 Treena Street, Suite 500

San Diego, California 92131

(Address of Principal Executive Offices)

(858) 790-5008

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership

On March 30, 2017, after considering all strategic alternatives, Mad Catz Interactive, Inc. (the “Company”), and its Canadian subsidiary, 1328158 Ontario Inc., ceased operations and made voluntary assignments in bankruptcy pursuant to the provisions of the Bankruptcy and Insolvency Act (Canada).  Pursuant to the assignments in bankruptcy, PricewaterhouseCoopers Inc. (“PWC”) has been appointed as the trustee in bankruptcy of the Company’s estate. The Company’s wholly-owned US subsidiary, Mad Catz, Inc., also has ceased operations and concurrently filed a voluntary petition for relief under the provisions of Chapter 7 of Title 11 of the United States Code, 11 U.S.C. 101 et seq. in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) to initiate an orderly liquidation of assets. A Chapter 7 trustee will be appointed by the Bankruptcy Court and will assume control of the US subsidiary. In addition, certain of the Company’s other foreign subsidiaries have filed, or intend to file in the immediate future, for liquidation under comparable legislation in their countries of origin. The assets of the Company will be liquidated and claims paid in accordance with applicable laws.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or Obligation Under an Off-Balance Sheet Arrangement.

The voluntary assignments in bankruptcy pursuant to the provisions of the Bankruptcy and Insolvency Act (Canada) by the Company and 1328158 Ontario Inc., the filing of the Chapter 7 case by Mad Catz, Inc., and the respective filings for liquidation by the Company’s other foreign subsidiaries described in Item 1.03 above, constitute an event of default under that certain Loan and Security Agreement dated as of June 30, 2015 among the Company, Mad Catz, Inc., 1328158 Ontario Inc. and New Star Business Credit, LLC, as amended, (the “Loan Agreement”) as well as that certain Master Facilities Agreement, dated as of June 30, 2015 among FGI Worldwide LLC and Mad Catz Europe Limited (the “Master Facilities Agreement”). An event of default under the Loan Agreement and the Master Facilities Agreement entitles the respective Lenders thereto to pursue certain remedies, as described in the Loan Agreement and Master Facilities Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Company’s voluntary assignment in bankruptcy, PWC will assume control over the assets and liabilities of the Company, effectively eliminating the authority and powers of the Board of Directors of the Company and its executive officers to act on behalf of the Company. Accordingly, on March 30, 2017, John Nyholt, Scott Guthrie, Carlo Chiarello, and Karen McGinnis resigned from their positions as directors of the Company.  The resignations are not the result of any disagreement with the Company regarding the Company’s operations, policies, or practices, but are because of the voluntary assignment in bankruptcy. The executive officers of the Company ceased to be officers and employees of the Company, effective March 30, 2017.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1

Press Release, dated March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2017	MAD CATZ INTERACTIVE, INC.
	By:	/s/ DAVID MCKEON
Name: David McKeon
Its: Chief Financial Officer